Consent of Independent Registered Public Accounting Firm

The Board of Trustees
JNL Series Trust:

We consent to the use of our report dated February 26, 2015 with respect to the financial statements of JNL/S&P 4 Fund, a series of JNL Series Trust as of December 31, 2014,  incorporated herein by reference and to the reference to our firm under the heading "FINANCIAL HIGHLIGHTS" in the Proxy Statement and Prospectus filed on form N-14.

/s/ KPMG LLP
June 18, 2015
Chicago, Illinois

Consent of Independent Registered Public Accounting Firm

The Board of Managers
JNL Variable Fund LLC:

We consent to the use of our report dated February 26, 2015 with respect to the financial statements of JNL/Mellon Capital 25 Fund, a series of JNL Variable Fund LLC as of December 31, 2014,  incorporated herein by reference and to the reference to our firm under the heading "FINANCIAL HIGHLIGHTS" in the Proxy Statement and Prospectus filed on form N-14.

/s/ KPMG LLP
June 18, 2015
Chicago, Illinois